UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 5, 2018
(Date of earliest event reported)

ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
1133 Westchester Avenue White Plains, New York (Address of principal executive offices) 10604 (Zip Code)
(914) 641-2000 Registrant’s telephone number, including area code:
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 25, 2018, ITT Inc. (the “Company”) announced that Steven C. Giuliano, the Company’s Vice President and Chief Accounting Officer, had communicated his intention to resign from his position with the Company and had agreed to continue to serve as Chief Accounting Officer of the Company for a transition period to be agreed upon with the Company. Mr. Giuliano’s resignation from the Company became effective on October 5, 2018.

On October 5, 2018, Karen LaRue was appointed to serve as interim Chief Accounting Officer of the Company, effective immediately. Ms. LaRue, age 40, has served as Controller of the Company since June 2018, and previously served as Assistant Controller and Executive Director, Technical Accounting from 2015 to 2018, Director, Technical Accounting from 2013 to 2015 and as Manager, Technical Accounting from the time she joined the Company in 2010 to 2013. Prior to joining the Company, Ms. LaRue was a Senior Manager with Deloitte & Touche LLP, where she spent 11 years working with public company audits in positions of increasing responsibility. Neither Ms. LaRue nor any of her immediate family members is a party, either directly or indirectly, to any transaction that would be required to be reported under Item 404(a) of Regulation S-K, nor is Ms. LaRue a party to any arrangement or understanding under which she was selected to serve as an officer in an interim capacity.

Ms. LaRue will receive salary, bonus and equity awards at levels that are consistent with her seniority and position prior to her appointment as interim Chief Accounting Officer. She will also continue to receive health, welfare and retirement benefits at levels that are generally available to salaried employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

October 5, 2018	By:	/s/ Mary E. Gustafsson
Name: Mary E. Gustafsson
Title: Senior Vice President, General Counsel and Chief Compliance Officer
(Authorized Officer of Registrant)